UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2026
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HIMS & HERS HEALTH, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38986	98-1482650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2269 Chestnut Street, #523
San Francisco, CA 94123
(Address of principal executive offices)
(415) 851-0195
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	HIMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2026, the board of directors (the “Board”) of Hims & Hers Health, Inc. (the “Company”) increased the size of the Board from nine to ten directors and appointed Dr. Andrew Huberman, 51, to fill the newly created directorship, effective immediately. Dr. Huberman will serve until the Company’s 2027 annual meeting of stockholders and until his successor is elected and qualified, or sooner in the event of his death, resignation or removal. The Board has determined that Dr. Huberman does not meet the requirements for independence under the applicable listing standards of the New York Stock Exchange. Dr. Huberman has not been appointed to any committee of the Board and is not currently expected to be appointed to any committee.

Dr. Huberman will be entitled to receive compensation as outlined in the “Director Compensation” section in the Company’s proxy statement filed with the Securities and Exchange Commission on April 28, 2026, except that Dr. Huberman’s annual cash retainer will be $50,000, and his annual equity award will have a value of $250,000, prorated for his period of service from his appointment through the Company’s 2027 annual meeting of stockholders, in each case in accordance with the Company’s director compensation program, as amended from time to time.

In addition, on November 5, 2026, Hims, Inc., a wholly-owned subsidiary of the Company (“Hims”), entered into a brand marketing and advisory agreement (the “Advisory Agreement”) with Dr. Huberman, pursuant to which he will provide certain scientific and brand marketing advisory services to Hims for a two-year period and will receive an annual advisory fee of $3,500,000 in cash. Pursuant to the Advisory Agreement, Dr. Huberman may also elect to create short-form videos for Hims’ paid advertising channels, for up to an additional $1,000,000 per year, separate from the podcast advertising services under the Marketing Agreement described below. The Advisory Agreement may be terminated early only by mutual agreement or for uncured material breach.

Also on November 5, 2026, Hims entered into a marketing services agreement (the “Marketing Agreement”) with Scicomm Media LLC (“Scicomm Media”), a media company co-founded and co-owned by Dr. Huberman, pursuant to which Scicomm Media will provide podcast advertising services to Hims for up to three years for an annual fee of $5,000,000 in cash. The approximate dollar value of Dr. Huberman’s interest in the Marketing Agreement is $2,100,000 annually. The Marketing Agreement may be terminated early by either party for convenience (effective no earlier than November 5, 2027) or for uncured material breach.

The foregoing descriptions of the Advisory Agreement and the Marketing Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Advisory Agreement and the Marketing Agreement, each of which will be filed as an exhibit to the Company’s Form 10-K for the year ending December 31, 2026. Dr. Huberman will also enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Dr. Huberman and any other persons pursuant to which he was elected as a member of the Company’s Board. There are no family relationships between Dr. Huberman and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Other than the Advisory Agreement and the Marketing Agreement described above, Dr. Huberman is not a party to any current or proposed transaction with the Company or its subsidiaries for which disclosure is required under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMS & HERS HEALTH, INC.

Date: November 9, 2026	By:	/s/ Andrew Dudum
Andrew Dudum
Chief Executive Officer